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                                                     (AMERICAN HEALTHWAYS LOGO)



                                                                    Exhibit 99



FOR IMMEDIATE RELEASE                                Contact: Mary Chaput
                                                     Chief Financial Officer
                                                     (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST SECOND QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, TENN. (MARCH 7, 2003) - American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an on-line Web simulcast and rebroadcast of its second quarter fiscal 2003 earnings release conference call. The Company intends to issue its second quarter earnings release at approximately 4:15 p.m. ET, and the call is scheduled to begin at 5:15 p.m. ET on Tuesday, March 18, 2003.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available on-line by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.companyboardroom.com. The on-line replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through March 25, 2003. A telephone replay of the call will also be available through March 25, 2003, at 719-457-0820, confirmation number 749999.

         American Healthways is the nation's leading and largest provider of specialized, comprehensive care enhancement services to hospitals, physicians and health plans. In addition, American Healthways is the only company in its industry whose programs are designed to meaningfully address the needs of 100% of its customer populations. The clinical excellence of the Company's programs have been reviewed and approved by Johns Hopkins, and their quality has been recognized by the National Committee on Quality Assurance, the Joint Commission on Accreditation of Health Care Organizations, and the American Accreditation Healthcare Commission, the first and only care enhancement provider in the nation to be accredited or certified by all three organizations. American Healthways contracts to provide disease and care management programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. The Company also operates diabetes management programs in nearly 80 hospitals nationwide. Further information about American Healthways and its programs can be found at www.americanhealthways.com.

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